Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2021
Fourth Quarter and Year-End Results
Company Reports Record Backlog of $966 Million
Announces FY 2022 Outlook Ranges
DOTHAN, AL, November 23, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the fiscal fourth quarter and year ended September 30, 2021.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to report strong revenue growth of 24% in the fourth quarter and 16% for the fiscal year, compared to last year. Our fiscal year-over-year revenue growth of 16% consisted of approximately one-third organic growth and two-thirds acquisitive growth. I’m proud of our team’s hard work in the quarter, despite an increase in lost workdays due to abnormally wet weather in the Southeast, where precipitation was up 30% from July to September compared to typical rainfall levels for these months in all of our states. Fortunately, project delays based on inclement weather served to further bolster a record year-end project backlog of $966 million. We see this year’s fourth quarter growth in backlog as evidence of strong demand for infrastructure services in our markets. In addition, we believe profit margins in our backlog can continue to grow with the expanded bidding opportunities in infrastructure.
“Our fiscal year 2022 outlook reflects confidence in the continuation of solid growth supported by strong customer demand, project funding and bidding activities across our markets. In addition, a robust acquisition pipeline and historically high backlog form the foundation of our growth expectations in fiscal 2022. Our optimism about the Company’s core business model and long-term strategy, coupled with a ‘once-in-a-generation’ $1.2 trillion bipartisan infrastructure bill, has our team extremely excited about the opportunities that should allow our Company to directly contribute to the improvement of our nation’s infrastructure for years to come.”
Fiscal Year 2021 Results
Fiscal 2021 revenues were $910.7 million, compared to $785.7 million in fiscal 2020, representing 15.9% year-over-year revenue growth.
Gross profit was $119.9 million in fiscal 2021, compared to $122.2 million in fiscal 2020.
Net income was $20.2 million in fiscal 2021, compared to net income of $40.3 million in fiscal 2020. Adjusted net income(1) in fiscal 2021 was $24.0 million, compared to $40.6 million in fiscal 2020.
Adjusted EBITDA(1) in fiscal 2021 was $90.6 million, compared to $98.9 million in fiscal 2020.
Project backlog was $966.2 million at September 30, 2021, compared to $608.1 million at September 30, 2020 and $822.9 million at June 30, 2021.
Smith continued, “Our team has done an excellent job integrating recently acquired businesses that are expanding the company into new markets and enhancing our vertical integration for manufacturing and construction services. Last month, we completed a strategically important platform acquisition, with the purchase of King Asphalt in Liberty, South Carolina. King is a full-service hot-mix asphalt and paving company with three hot-mix asphalt plants in the Greenville metropolitan area. King provides asphalt contracting services for a variety of public, commercial and residential projects and is well-positioned to participate in the dynamic economy and rapid growth occurring in the Upstate region of South Carolina.
(1) Adjusted net income and Adjusted EBITDA are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

“Despite current economic headwinds impacting all construction and infrastructure businesses, such as wage and materials inflation, as well as disruptions felt up and down the supply chain, our team is demonstrating resiliency as we manage through challenges. We have carefully factored these risks into our 2022 outlook ranges and believe that we can achieve double-digit top-line revenue growth and Adjusted EBITDA margins,” added Smith.
Fiscal Year 2022 Outlook
The Company’s outlook for fiscal year 2022 with regard to revenue, net income and Adjusted EBITDA is as follows:
•Revenue in the range of $1,075 million to $1,150 million.
•Net income in the range of $34.7 million to $41.8 million.
•Adjusted EBITDA(1) in the range of $122.0 million to $132.0 million.
The Company’s outlook does not assume an increase in federal funding from the recently passed Infrastructure Investment in Jobs Act or future acquisitions that the Company has not already completed.
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI is a growth company that once again successfully demonstrated its ability to achieve strong operational and financial results across its expanding footprint in fiscal year 2021. We significantly grew revenue in new markets via acquisitions and further penetrated markets across existing geographies. In addition, our vertical integration strategy and enhanced construction services in 2021 provide a more scaled platform for greater ‘rock to road’ margins projected for 2022. As Jule explained, the Company’s fiscal 2022 outlook indicates double-digit revenue growth on improving gross margins, with certain 2021 non-recurring costs eliminated for 2022. The Board and management believe strongly in the opportunities for CPI to continue to grow this year, and beyond, as we work hard to enhance value for all stakeholders.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter and year ended September 30, 2021. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 30, 2021 by calling (201) 612-7415 and using passcode ID: 13723179#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 56 hot-mix asphalt plants, 14 aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2021	2020	2021	2020
Revenues	$279,042	$224,645	$910,739	$785,679
Cost of revenues	244,389	183,250	790,803	663,467
Gross profit	34,653	41,395	119,936	122,212
General and administrative expenses	(24,124)	(17,811)	(91,878)	(68,597)
Gain on sale of equipment, net	866	482	2,043	1,616
Operating income	11,395	24,066	30,101	55,231
Interest expense, net	(1,070)	(423)	(2,404)	(3,113)
Other income (loss)	158	(24)	819	336
Income before provision for income taxes and earnings from investment in joint venture	10,483	23,619	28,516	52,454
Provision for income taxes	2,582	6,138	8,349	12,760
Earnings from investment in joint venture	—	71	10	603
Net income	$7,901	$17,552	$20,177	$40,297
Other comprehensive (loss), net of tax
Unrealized (loss) on interest rate swap contract, net	(23)	—	(23)	—
Other comprehensive (loss)	(23)	—	(23)	—
Comprehensive income	$7,878	$17,552	$20,154	$40,297

Net income per share attributable to common stockholders:
Basic	$0.15	$0.34	$0.39	$0.78
Diluted	$0.15	$0.34	$0.39	$0.78

Weighted average number of common shares outstanding:
Basic	51,686,846	51,489,211	51,636,955	51,489,211
Diluted	51,916,042	51,673,510	51,773,213	51,636,934

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$57,251	$148,316
Contracts receivable including retainage, net	158,170	131,770
Costs and estimated earnings in excess of billings on uncompleted contracts	23,023	7,873
Inventories	53,792	38,561
Prepaid expenses and other current assets	7,790	5,041
Total current assets	300,026	331,561

Property, plant and equipment, net	404,832	237,230
Operating lease right-of-use assets	6,535	7,383
Goodwill	85,422	46,348
Intangible assets, net	4,163	3,224
Investment in joint venture	108	198
Other assets	5,534	1,784
Deferred income taxes, net	—	386
Total assets	$806,620	$628,114
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,390	$64,732
Billings in excess of costs and estimated earnings on uncompleted contracts	33,719	33,704
Current portion of operating lease liabilities	1,395	2,046
Current maturities of debt	10,000	13,000
Accrued expenses and other current liabilities	26,459	22,347
Total current liabilities	157,963	135,829
Long-term liabilities:
Long-term debt, net of current maturities and debt issuance costs	206,175	79,053
Operating lease liabilities, net of current portion	5,302	5,554
Deferred income taxes, net	17,362	14,003
Other long-term liabilities	10,919	8,480
Total long-term liabilities	239,758	107,090
Total liabilities	397,721	242,919
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2021 and September 30, 2020 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 36,600,639 shares issued and outstanding at September 30, 2021, and 33,875,884 shares issued and outstanding at September 30, 2020	37	34
Class B common stock, par value $0.001; 100,000,000 shares authorized, 18,614,791 shares issued and 15,691,839 shares outstanding at September 30, 2021, and 20,828,813 shares issued and 17,905,861 shares outstanding at September 30, 2020	19	21
Additional paid-in capital	248,571	245,022
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive loss, net	(23)	—
Retained earnings	175,898	155,721
Total stockholders’ equity	408,899	385,195
Total liabilities and stockholders’ equity	$806,620	$628,114

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Year Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$20,177	$40,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	49,806	39,301
Amortization of deferred debt issuance costs	275	170
Unrealized loss (gain) on derivative instruments	(3,209)	1,900
Provision for bad debt	784	705
Gain on sale of equipment	(2,043)	(1,616)
Equity-based compensation expense	3,549	1,570
Earnings from investment in joint venture	(10)	(603)
Distribution of earnings from investment in joint venture	100	540
Deferred income taxes	3,745	3,310
Other non-cash adjustments	(46)	(5)
Changes in operating assets and liabilities:
Contracts receivable including retainage	(27,074)	7,407
Costs and estimated earnings in excess of billings on uncompleted contracts	(15,150)	4,157
Inventories	(3,932)	(1,183)
Prepaid expenses and other current assets	(1,759)	8,103
Other assets	(2,928)	500
Accounts payable	20,201	(5,710)
Billings in excess of costs and estimated earnings on uncompleted contracts	15	2,589
Accrued expenses and other current liabilities	3,848	3,086
Other long-term liabilities	2,151	655
Net cash provided by operating activities, net of acquisitions	48,500	105,173
Cash flows from investing activities:
Purchases of property, plant and equipment	(56,332)	(52,574)
Acquisition of liquid asphalt terminal assets	—	—
Proceeds from sale of equipment	3,654	3,041
Business acquisitions, net of cash acquired	(210,734)	(30,191)
Return of investment in joint venture	—	361
Net cash used in investing activities	(263,412)	(79,363)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	219,197	72,299
Principal payments of long-term debt	(95,350)	(30,412)
Payment of treasury stock purchase obligation	—	—
Proceeds from sale of stock	—	—
Net cash provided by (used in) financing activities	123,847	41,887
Net change in cash and cash equivalents	(91,065)	67,697
Cash and cash equivalents:
Beginning of period	148,316	80,619
End of period	$57,251	$148,316

Supplemental cash flow information:
Cash paid for interest	$3,197	$2,041
Cash paid for income taxes	$6,218	$9,905
Cash paid for operating lease liabilities	$2,532	$3,228
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,338	$1,516
Property, plant and equipment included with accounts payable	$3,408	$2,761
Amounts payable to sellers in business combinations	$1,457	$—
Non-compete agreements to seller in business combination	$1,200	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted net income represents net income before nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted net income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and adjusted net income for the periods presented.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Years Ended September 30, 2021 and 2020
(in thousands)

	For the Fiscal Year Ended September 30,
	2021	2020
Net income (loss)	$20,177	$40,297
Interest expense, net	2,404	3,113
Provision for income taxes	8,349	12,760
Depreciation, depletion, accretion and amortization	49,806	39,301
Equity-based compensation expense	3,549	1,570
Management fees and expenses (1)	1,935	1,403
Settlement of legal claim and associated legal expenses (2)	4,362	434
Adjusted EBITDA	$90,582	$98,878

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects a $3.2 million legal settlement and associated legal expenses.
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Years Ended September 30, 2021 and 2020
(in thousands)

	For the Fiscal Year Ended September 30,
	2021	2020
Net income	$20,177	$40,297
Settlement of legal claim and associated legal expenses (1)	4,362	434
Tax impact due to above reconciling items	(570)	(109)
Adjusted net income	$23,969	$40,622

(1) Reflects a $3.2 million legal settlement and associated legal expenses.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2022 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2022
	Low	High
Net income	$34,700	$41,800
Interest expense, net	6,000	6,100
Provision for income taxes	12,300	14,300
Depreciation, depletion, accretion and amortization	61,600	62,000
Equity-based compensation expense	5,700	6,000
Management fees and expenses (1)	1,700	1,800
Adjusted EBITDA	$122,000	$132,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.